UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 9, 2016
Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of principal executive offices)

(919) 526-1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 9, 2016, as further discussed in Item 2.03 below, Xerium Technologies, Inc. (“Xerium”) closed on $480 million in aggregate principal amount of its 9.500% Senior Secured Notes due 2021 (the “2021 Senior Secured Notes”). The 2021 Senior Secured Notes were offered in a private placement and were issued under an indenture dated as of August 9, 2016 (the “Indenture”), by and among Xerium, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee and collateral agent. The 2021 Senior Secured Notes and related guarantees are secured by a first-priority lien on substantially all of existing and future assets of Xerium and the Guarantors, subject to certain exceptions and permitted liens. The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.
Xerium used the proceeds received from the closing, together with a borrowing of $3 million under its existing revolving credit facility, to repay all amounts outstanding under its existing term loan credit facility, to redeem all of its 8.875% Senior Notes due 2018 at a redemption price equal to 102.219% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, to pay fees and expenses relating to these transactions, and for working capital and other general corporate purposes.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As disclosed in Item 1.01 above, on August 9, 2016, Xerium issued $480 million in aggregate principal amount of its 2021 Senior Secured Notes in a private placement. This summary of the terms of the Indenture and the 2021 Senior Secured Notes is qualified in its entirety by reference to the Indenture, a copy of which (including the form of the 2021 Senior Secured Notes) is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.
The 2021 Senior Secured Notes bear interest at 9.500% payable semiannually on February 15 and August 15 of each year beginning on February 15, 2017. The 2021 Senior Secured Notes will mature on August 15, 2021. The 2021 Senior Secured Notes and related guarantees are secured by a first-priority lien on substantially all of existing and future assets of Xerium and the Guarantors.
Subject to certain qualifications and exceptions, the Indenture will, among other things, limit Xerium's ability and the ability its subsidiaries to:

•	incur or guarantee additional indebtedness or issue preferred stock;

•	pay dividends or make other distributions to stockholders;

•	make certain investments or acquisitions;

•	purchase or redeem capital stock or subordinated indebtedness;

•	create liens;

•	incur restrictions on the ability of Xerium's subsidiaries to make dividends or make other payments to Xerium;

•	sell assets;

•	consolidate or merge with or into other companies or transfer all or substantially all of its assets;

•	engage in transactions with affiliates; and

•	change the business that Xerium conducts.
On or after August 15, 2018, Xerium, may at once or over time redeem all or a part of the 2021 Senior Secured Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture, plus any accrued and unpaid interest to the date of the redemption. Xerium may also redeem any of the 2021 Senior Secured Notes at any time prior to August 15, 2018, at a price equal to 100% of the aggregate principal amount thereof, plus an Applicable Premium (as defined in the Indenture) and accrued and unpaid interest. In addition, prior to August 15, 2018, Xerium may redeem up to 35% of the aggregate principal amount of the 2021 Senior Secured Notes with the proceeds of certain equity offerings, at a price equal to 109.500% of the aggregate principal amount, plus accrued and unpaid interest.
If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of the 2021 Senior Secured Notes will have the right to require Xerium to repurchase all or any of that holder’s 2021 Senior Secured Notes pursuant to a Change of Control Offer (as defined in the Indenture) on the terms set forth in the Indenture in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest.
If an event of default arises from certain events of bankruptcy or insolvency, all outstanding 2021 Senior Secured Notes will become due and payable immediately without further action or notice. If other events of default arise, including failure to pay principal or interest on a timely basis, failure to comply with the agreements under the Indenture or related security documents, default under or acceleration of certain other indebtedness, failure to pay certain judgments, and repudiation or unenforceability of obligations under the security documents or the guarantees, subject to certain limitations including, if applicable, the giving of notice or the expiration of any grace or cure period, or both, the trustee or holders of at least 25% of the aggregate principal amount of outstanding 2021 Senior Secured Notes may declare 2021 Senior Secured Notes to be due and payable immediately.
The 2021 Senior Secured Notes and related guarantees are secured by a first-priority lien on substantially all of existing and future assets of Xerium and the Guarantors, subject to certain exceptions and permitted liens, pursuant to the terms of the Pledge and Security Agreement (the "Security Agreement"), by and among Xerium, the Guarantors and U.S. Bank National Association, as collateral agent. The Security Agreement also contains customary representations, warranties and covenants.
The 2021 Senior Secured Notes were sold to initial purchasers for resale to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. Pursuant to the terms of the registration rights agreement, dated August 9, 2016 (the “Registration Rights Agreement”), by and among Xerium, the Guarantors, and the initial purchasers of the 2021 Senior Secured Notes, Xerium has agreed to offer to exchange substantially identical senior secured notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the 2021 Senior Secured Notes, or, in certain circumstances, to register resales of the 2021 Senior Secured Notes.
The 2021 Senior Secured Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, 2021 Senior Secured Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.
The Indenture, the Security Agreement and the Registration Rights Agreement are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
The description of the Indenture, the Security Agreement and the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, the Security Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 4.1, 10.1 and 10.2, respectively hereto and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On August 9, 2016, Xerium issued a press release announcing the closing of its 2021 Senior Secured Notes offering. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
The information in this Item 7.01 and in Exhibit 99.1 attached hereto, are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated August 9, 2016 by and among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent.
10.1	Pledge and Security Agreement, dated August 9, 2016 by and among Xerium, the Guarantors and U.S. Bank National Association, as collateral agent.
10.2	Registration Rights Agreement, dated August 9, 2016 by and among Xerium, the Guarantors, and the initial purchasers of the 2021 Senior Secured Notes.
99.1	Press release of Xerium Technologies, Inc. dated August 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Clifford E. Pietrafitta
Name:	Clifford E. Pietrafitta
Title:	Executive Vice President and Chief Financial Officer

Date:  August 9, 2016